UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 11, 2013

Qualys, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35662	77-0534145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Bridge Parkway

Redwood City, California 94065

(Address of principal executive offices, including zip code)

(650) 801-6100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2013, Qualys, Inc. (“Qualys”) announced the appointment of Ann S. Johnson, age 47, as Qualys’ President and Chief Operating Officer (“COO”), effective as of November 25, 2013. Philippe Courtot, Qualys’ current Chairman, President and Chief Executive Officer, will resign as Qualys’ President upon Ms. Johnson’s commencement of employment on November 25, 2013, and Mr. Courtot will continue to serve as Qualys’ Chairman and Chief Executive Officer.

Prior to joining Qualys, Ms. Johnson served as Vice President of World Wide Sales, Identity Protection and Verification and Global Accounts for RSA, the Security Division of EMC Corporation, beginning in December 2010 and from 2000 to December 2010 as an Area Vice President for RSA. Ms. Johnson holds a B.S. degree from Weber State University.

Employment Offer Letter with Ann Johnson

In connection with Ms. Johnson’s appointment as Qualys’ President and COO, Qualys and Ms. Johnson entered into an Employment Offer Letter (the “Offer Letter”) dated November 7, 2013. Ms. Johnson will be paid a base salary of $250,000 and will be eligible for quarterly incentive payments of up to $50,000. Her quarterly incentive payment for the remainder of fourth quarter of 2013 is guaranteed and will be prorated based on her date of hire. Ms. Johnson will also be eligible for Qualys’ standard benefits programs.

Pursuant to the Offer Letter, Ms. Johnson will also be granted an option to purchase 160,500 shares of Qualys common stock pursuant to Qualys’ 2012 Equity Incentive Plan (the “2012 Plan”). This stock option will vest over a four year period with twenty-five percent (25%) vesting on the one-year anniversary of Ms. Johnson’s start date and the balance of the shares subject to the option vesting over the remaining three (3) year period with vesting occurring at a rate of 1/48th per month.

Ms. Johnson’s Offer Letter provides that if, within 12 months following a “change in control” (as defined in the 2012 Plan) her employment is terminated without cause or she resigns for good reason, then, in each case, 50% of the then unvested shares subject to her option shall accelerate.

The Offer Letter provides that if Ms. Johnson’s employment is terminated without cause within one year of her start date, then, subject to execution of a release of claims, Ms. Johnson will receive severance equal to six months of her then-current base salary.

The Offer Letter is filed herewith as Exhibit 10.1.

Indemnification Agreement with Ann Johnson

Ms. Johnson will also enter into a standard form indemnification agreement with Qualys (the “Indemnification Agreement”). Pursuant to the Indemnification Agreement, Qualys is required, among other things, to indemnify Ms. Johnson against liabilities that may arise by reason of her status or service as Qualys’ President and COO. The indemnification agreement also requires Qualys to advance expenses incurred by Ms. Johnson in investigating or defending any such action, suit, or proceeding.

The form of the Indemnification Agreement was previously filed and is incorporated by reference herein as Exhibit 10.2.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Employment Offer Letter with Ann S. Johnson, dated November 7, 2013.

10.2*	Form of Indemnification Agreement by and between Qualys, Inc. and Ann S. Johnson, effective November 25, 2013.

*	Previously filed on August 10, 2012 as Exhibit 10.10 to the Company’s Registration Statement on Form S-1 No. 333-182027.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALYS, INC.

By:	/s/ Philippe F. Courtot
Philippe F. Courtot Chairman, President and Chief Executive Officer

Date: November 11, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Offer Letter with Ann S. Johnson, dated November 7, 2013.

10.2*	Form of Indemnification Agreement by and between Qualys, Inc. and Ann S. Johnson, effective November 25, 2013.

*	Previously filed on August 10, 2012 as Exhibit 10.10 to the Company’s Registration Statement on Form S-1 No. 333-182027.

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